UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147019	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Sutter Street, 22nd Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 593-5400
Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 10, 2009, Prosper Marketplace, Inc. (“Prosper”) and QED Fund I, L.P., a Delaware limited partnership (“QED”), entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”), pursuant to which, Prosper sold to QED a Convertible Promissory Note (the “Note”), dated as of November 10, 2009.  The Note is in the principal amount of $1,000,000.  Interest on the Note accrues at a per annum rate of 15.0%.  All principal and accrued interest under the Note are due in a single payment on November 10, 2011 (the “Maturity Date”).  On the Maturity Date and for 90 days after, QED may elect to convert all principal and accrued interest under the Note into shares of Prosper’s preferred stock.  If QED elects to convert the Note, and Prosper has consummated a preferred stock financing for an aggregate purchase price of $5,000,000 or more between November 10, 2009 and the date of QED’s election, the Note will convert into shares of the preferred stock sold pursuant to such financing at the per share purchase price for such financing.  If QED elects to convert the Note but Prosper has not consummated any such preferred stock financing, the Note will convert into shares of Prosper’s Series C Preferred Stock at the per share purchase price at which such shares were sold for Prosper’s Series C financing, which was consummated in June 2007.  Prosper’s obligations under the Note are unsecured. Within 30 days of the closing of the transactions contemplated by the Purchase Agreement, QED may elect to purchase an additional convertible promissory note from Prosper in the principal amount of $1,000,000, which note shall be convertible into shares of Prosper’s preferred stock on the same terms as the Note.
In connection with the Purchase Agreement, Prosper also issued to QED a fully vested warrant to purchase 164,178 shares of Prosper’s Common Stock at an exercise price of $0.56 per share (the “Warrant”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 is hereby incorporated by reference. No underwriting discounts or commissions were paid in connection with the Note and the Warrant. The Note and the Warrant were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 1.01 is hereby incorporated by reference.  Under the Purchase Agreement, Prosper and QED agreed that Nigel Morris, who is the managing partner of QED Partners LLC, QED’s general partner, will serve on Prosper’s Board of Directors for 2 years beginning on November 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: November 10, 2009	By	/s/ Kirk T. Inglis
Kirk T. Inglis
Chief Financial Officer and Chief Operating Officer